UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         SEAVIEW UNDERWATER RESEARCH, INC.
                (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER


                 NEVADA                                    87-0438640
       (STATE OR OTHER JURISDICTION OF                  (I.R.S.  EMPLOYER
       INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)


                     4229 GULF BLVD., ST. PETE BEACH, FLORIDA 33706
                      (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)


                          1999  CONSULTANT  COMPENSATION  PLAN
                               (FULL  TITLE  OF  THE  PLAN)

                             RICHARD  L.  MCBRIDE,  PRESIDENT
                  4229  GULF  BLVD.,  ST.  PETE  BEACH,  FLORIDA   33706
                      (NAME  AND  ADDRESS  OF  AGENT  FOR  SERVICE)

                                   (727)  866-1819
             (TELEPHONE  NUMBER,  INCLUDING  AREA  CODE,  OF  AGENT FOR SERVICE)


                           CALCULATION OF REGISTRATION FEE
                    -------------------------------------------------
TITLE OF         AMOUNT TO    PROPOSED  MAXIMUM   PROPOSED MAXIMUM   AMOUNT OF
SECURITIES TO  BE REGISTERED  OFFERING  PRICE     AGGREGATE OFFERING   REGIS-
BE REGISTERED                  PRICE    PER SHARE      PRICE       TRATION FEE

COMMON STOCK      1,430,000      $.01       $.01     $14,300.00       $3.98
 .001 PAR VALUE

PART  I.  INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

ITEM  1.  PLAN  INFORMATION

(A)  GENERAL  PLAN  INFORMATION

(1) THE PLAN IS TO BE ENTITLED "THE 1999 CONSULTANT COMPENSATION PLAN" AND IS TO BE OFFERED BY SEAVIEW UNDERWATER RESEARCH, INC. (HEREINAFTER "REGISTRANT").

(2) THE GENERAL NATURE AND PURPOSE IS TO COMPENSATE THE FOLLOWING CONSULTANTS (HEREINAFTER CONSULTANTS) FOR SERVICES RENDERED TO REGISTRANT:

(I)   FOX  CONSULTING,  20  BLAZING STAR, IRVINE, CA. 91124    490,000 SHARES

      SERVICES PROVIDED INCLUDE SOURCING PRODUCT COMPONENTS FOR MANUFACTURING OF PRODUCTS BY REGISTRANT, TOGETHER WITH DISTRIBUTION FOR PRODUCTS.

(II)  J.V.O.  CONSULTING, INC., 1020 BROOKSTOWN AVE., #14,     490,000 SHARES
      WINSTON  SALEM,  N.C.  27101

      SERVICES PROVIDED INCLUDE MANAGEMENT CONSULTING INVOLVING COMPUTERIZATION OF THE MANUFACTURING, DISTRIBUTION, QUALITY CONTROL AND ALL ACCOUNTING FUNCTIONS FOR REGISTRANT

(III) CHARLES CATO, 9034 BAYWOOD PARK DR., LARGO,              400,000 SHARES
      FL.  33777

      SERVICES  PROVIDED  INCLUDE  NEW  PRODUCT  DEVELOPMENT  AND
      DEVELOPMENT OF MARKETING AND SALES MATERIALS, INCLUDING CRUCIAL DATA PERTAINING TO DEMOGRAPHICS AND DISTRIBUTION.

(IV)  NETWORK  MARKETING  RESOURCES,  6663  SW  BEAVERTON-      25,000 SHARES
      HILLSDALE  HWY  #224,  PORTLAND,  OR.  97225

      SERVICES  PROVIDED  INCLUDE  LEGAL  ADVICE,  CORPORATE
      STRUCTURING  AND  ASSISTANCE  IN  THE  MERGER  AND  FINANCING
      ACTIVITIES.

(V)   GHANA  GOLD LTD C/O  MAVIS  SMITH,  FRONT  STREET,         25,000 SHARES
      GRAND  TURKS,  TURKS  &  CAICOS  ISLANDS

      SERVICES  PROVIDED  INCLUDE  LEGAL  ADVICE,  CORPORATE
      STRUCTURING  AND  ASSISTANCE  IN  THE  MERGER  AND  FINANCING
      ACTIVITIES.

THE  DURATION  OF  THE  CONSULTING  SERVICES  IS  FOR  A  SHORT  PERIOD: THIS IS
CONTEMPLATED TO BE A ONE-TIME TRANSFER. THERE ARE NO PROVISIONS FOR MODIFICATION, EARLY TERMINATION, OR EXTENSION CURRENTLY BEING CONTEMPLATED.

(3) THE PLAN IS NOT, UNDER THE BEST KNOWLEDGE OF REGISTRANT, SUBJECT TO ANY PROVISIONS OF ERISA.

(4)  CONTACT  INFORMATION:  RICHARD  MCBRIDE, SEAVIEW UNDERWATER RESEARCH, INC.,
4229  GULF  BLVD.,  ST.  PETE  BEACH,  FL.    33706

(B)  SECURITIES  TO  BE  OFFERED

(1)     REGISTRANT'S  COMMON  STOCK  WILL BE OFFERED, IN THE AMOUNT OF
1,430,000  SHARES.

(2)     NOT  APPLICABLE

(C) EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN: THE CONSULTANTS LISTED IN NO. 2 ABOVE ARE THE ONLY ELIGIBLE PARTICIPANTS IN THIS PLAN.

(D)  PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES
OFFERED
          (1) THE PARTIES SHALL HAVE 30 DAYS WITHIN WHICH TO RECEIVE THE SHARES; THE PURCHASE PRICE IS AT MAXIMUM $.001 PER SHARE.

          (2) THE PARTIES SHALL SUBMIT PAYMENT TO SEAVIEW AT THE TIME THAT HE/SHE/IT CHOOSES TO RECEIVE THE SHARES.

          (3)  THE PARTIES ARE PERMITTED TO RECEIVE A TOTAL OF 1,430,000 SHARES.

          (4)  NOT  APPLICABLE

          (5)  NOT  APPLICABLE

(6) THE SECURITIES WILL BE PURCHASED DIRECTLY FROM REGISTRANT'S TREASURY; CURRENTLY, NO FEES, COMMISSIONS OR OTHER CHARGES WILL BE PAID.

     (E) RESALE RESTRICTIONS: NO RESTRICTIONS ON RESALE ARE CURRENTLY CONTEMPLATED.

     (F) TAX EFFECTS OF PLAN PARTICIPATION: THE PARTIES WILL REALIZE A GAIN WHEN THEY SELL THE SHARES, BASED ON THE SALE PRICE THEY RECEIVE VERSUS THE PURCHASE PRICE. REGISTRANT DOES NOT FORESEE A TAX CONSEQUENCE FOR ITSELF. THE PLAN DOES NOT, TO THE BEST KNOWLEDGE OF REGISTRANT, QUALIFY UNDER SECTION 401(A) OF THE INTERNAL REVENUE CODE.

     (G) INVESTMENT OF FUNDS: THE FUNDS RECEIVED, IF ANY, WILL BE MINIMAL, AND WILL BE USED FOR GENERAL USE OF REGISTRANT.

     (H)  WITHDRAWAL  FROM  THE  PLAN;  ASSIGNMENT  OF  INTEREST

          (1)  NO  WITHDRAWAL  OR  TERMINATION TERMS ARE CURRENTLY CONTEMPLATED.

          (2) NO ASSIGNMENT OR HYPOTHECATION TERMS ARE CURRENTLY CONTEMPLATED, BUT REGISTRANT WILL PERMIT AN ASSIGNMENT OF THE INTERESTS IF A PARTY CHOOSES TO ASSIGN THEIR INTEREST TO A THIRD PARTY.
          (3)  NOT  APPLICABLE

     (I) FORFEITURES AND PENALTIES: THERE IS NO CURRENTLY CONTEMPLATED FORFEITURE OR PENALTY EVENT.

     (J)  CHARGES,  DEDUCTIONS  AND  LIENS  THEREOF

          (1)  THERE  ARE  NO  CHARGES  OR  DEDUCTIONS  CURRENTLY  CONTEMPLATED.
          (2)  THERE  ARE  NO  CREATION  OF  LIEN  TERMS CURRENTLY CONTEMPLATED.
          (3)  NOT  APPLICABLE

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

NETUSA PLANS TO IMMEDIATELY FORWARD A COPY OF THIS FORM AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE TO THE APPLICABLE PARTIES UPON THE FILING OF THIS FORM, THUS SATISFYING THE REQUIREMENTS FOR THIS SECTION.

PART  II.  INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

(A) THE FORM 10-K REPORT FILED BY REGISTRANT FOR THE YEAR ENDING DECEMBER 31, 1998 IS HEREBY INCORPORATED BY REFERENCE.
(B) THE 10-Q REPORTS FILED BY REGISTRANT FOR THE FISCAL QUARTERS ENDING SEPTEMBER 30, 1998; JUNE 30, 1998; AND MARCH 31, 1998, ARE HEREBY INCORPORATED BY REFERENCE.

(C)  NOT  APPLICABLE

IN ADDITION, ALL DOCUMENTS SUBSEQUENTLY FILED BY REGISTRANT PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, IF ANY, ARE INCORPORATED BY REFERENCE.

ITEM  4.  DESCRIPTION  OF  SECURITIES

NOT  APPLICABLE.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

THERE ARE NO RELEVANT INTERESTS OF EXPERT OR COUNSEL IN THIS FORM THAT REQUIRE DISCLOSURE.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

REGISTRANT'S  CHARTER  GENERALLY  INDEMNIFIES  A  DIRECTOR OR AN OFFICER AGAINST
LIABILITY  WHICH  HE/SHE  INCURS  IN  HIS/HER  CAPACITY.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

NO EXEMPTION FROM REGISTRATION IS HEREBY CLAIMED SINCE THERE IS NO REOFFERING OR RESALE OF RESTRICTED SECURITIES INVOLVED.

ITEM  8.  EXHIBITS

EXHIBIT 4 - INCORPORATED FROM THE ORIGINAL REGISTRATION MADE BY REGISTRANT UNDER ITS FORMER NAME, GOPHER, INC.

EXHIBIT 15 - UNAUDITED INTERIM FINANCIAL INFORMATION IS INCORPORATED FROM REGISTRANT'S FORM 10-Q FILED FOR THE QUARTER ENDED SEPTEMBER 30, 1998.

EXHIBITS (5), (23), AND (24) ARE INCORPORATED FROM REGISTRANT'S PREVIOUS FORM 10-K, 10-Q AND REGISTRATION STATEMENT FILINGS.

ITEM  9.  UNDERTAKINGS

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR
CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

                             SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ST. PETE BEACH, FLORIDA, ON MARCH 15, 1999.

SEAVIEW  UNDERWATER  RESEARCH,  INC.,
A  NEVADA  CORPORATION

/S/  RICHARD  L.  MCBRIDE,  PRESIDENT